Exhibit 4.2

NUSTAR LOGISTICS, L.P.,
as Issuer

NUSTAR ENERGY L.P.,
as Parent Guarantor

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.,
as Affiliate Guarantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 22, 2013

to

Indenture dated as of January 22, 2013

7.625% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2043

i

EXHIBIT A — Form of Note

ii

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of January 22, 2013 (this “First Supplemental Indenture”), is among (i) NuStar Logistics, L.P., a Delaware limited partnership (the “Partnership”), (ii) NuStar Energy L.P., a Delaware limited partnership (the “Parent Guarantor”), (iii) NuStar Pipeline Operating Partnership L.P., a Delaware limited partnership (the “Affiliate Guarantor”, and together with Parent Guarantor, the “Guarantors”, and each, a “Guarantor”), and (iv) Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Partnership and the Parent Guarantor have executed and delivered to the Trustee an Indenture, dated as of January 22, 2013 (as amended from time to time, and as amended hereby, the “Base Indenture”), providing for the issuance by the Partnership from time to time of one or more series of the Partnership’s Securities (as defined therein), unlimited as to principal amount, and the guarantees by the Parent Guarantor of such Securities;

WHEREAS, the Partnership has duly authorized and desires to cause to be issued pursuant to the Base Indenture and this First Supplemental Indenture a new series of Securities designated the “7.625% Fixed-to-Floating Rate Subordinated Notes due 2043” (the “Notes”), all of such Notes to be guaranteed by the Parent Guarantor as provided in Article XIV of the Base Indenture and Article VI of this First Supplemental Indenture and by the Affiliate Guarantor as provided in Article VI of this First Supplemental Indenture;

WHEREAS, the Partnership desires to cause the issuance of the Notes pursuant to Sections 201, 301 and 901 of the Base Indenture, which sections permit the execution of indentures supplemental thereto to establish the form and terms of Securities of any series;

WHEREAS, pursuant to Section 901 of the Base Indenture, the Partnership and the Parent Guarantor have requested that the Trustee join in the execution of this First Supplemental Indenture to establish the form and terms of the Notes; and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Partnership and authenticated and delivered hereunder and under the Base Indenture and duly issued by the Partnership, and the guarantee thereof by each Guarantor, the valid obligations of the Partnership and each of the Guarantors, respectively, and to make this First Supplemental Indenture a valid agreement of the Partnership and each of the Guarantors, enforceable against them in accordance with its terms;

NOW, THEREFORE, the Partnership, each of the Guarantors and the Trustee hereby agree that the following provisions shall amend and supplement the Base Indenture:

ARTICLE I
DEFINITIONS

Section 1.1                                    Definition of Terms.  Unless the context otherwise requires:

(a)                                 a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture; provided, however, that, where a term is defined both in this First Supplemental Indenture and in the Base Indenture, the meaning given to such term in this First Supplemental Indenture shall control for purposes of (i) this First Supplemental Indenture and (ii) in respect of the Notes, but not any other series of Securities, the Base Indenture;

(b)                                 a term defined anywhere in this First Supplemental Indenture has the same meaning throughout (i) this First Supplemental Indenture and (ii) in respect of the Notes, but not any other series of Securities, the Base Indenture;

(c)                                  any term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, has the meanings assigned to it therein; and

(d)                                 the following terms have the following respective meanings:

“Bankruptcy Event” means, with respect to any Person, that (a) such Person, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against such Person as debtor in an involuntary case; (ii) appoints a Custodian of such Person or a Custodian for all or substantially all of the property of such Person; or (iii) orders the liquidation of such Person, and, in the case of clauses (b)(i) through (b)(iii), the order or decree remains unstayed and in effect for 60 days.

“Base Indenture” has the meaning set forth in the recitals of this First Supplemental Indenture.

“Book—Entry Notes” has the meaning set forth in Section 2.3.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City or San Antonio, Texas.

“Calculation Agent” means Wells Fargo Bank, National Association (and its successors) or any other firm hereafter appointed by the Partnership to act as calculation agent in respect of the Notes.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the Remaining Life of the applicable Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes; provided, however, that if no maturity is within three months before or after the end of the Remaining Life, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the Treasury Yield will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average, after excluding the highest and lowest such Reference Treasury Dealer Quotations, of up to five Reference Treasury Dealer Quotations for such Redemption Date, or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations received or, if only one such quotation was received, such quotation.

“Current Interest” means, on or prior to an Interest Payment Date, interest accrued on the principal amount of the Notes at the Fixed Rate or the Floating Rate, as the case may be, since the immediately preceding Interest Payment Date.  For the avoidance of doubt, Current Interest shall not include Deferred Interest.

“Deferred Interest” means (a) interest the payment of which has been deferred pursuant to Section 4.1 plus (b) all interest accrued thereon since the due date thereof in accordance with Sections 2.6(a) and 2.6(d).

“Depositary,” means DTC or, if DTC shall have ceased performing such function, any other Person selected by the Partnership, so long as such Person is registered as a clearing agency under the Exchange Act or other applicable statutes or regulations.

“DTC” means The Depository Trust Company, New York, New York, or any successor thereto.

“First Supplemental Indenture” has the meaning set forth in the preamble hereto.

“Fixed Rate” means 7.625% per annum.

“Fixed Rate Period” means the period commencing on January 22, 2013 to, but not including, January 15, 2018.

“Fixed Rate Quarterly Interest Payment Date” means each January 15, April 15, July 15 and October 15, commencing April 15, 2013 (or, in the case of any additional Notes issued pursuant to clause (ii) of Section 2.1, the date set forth in the Partnership Order providing for the issuance of any such additional Notes) through January 15, 2018; provided, however, that if any such day is not a Business Day, then the Fixed Rate Quarterly Interest Payment Date shall be the next succeeding Business Day.

“Fixed Rate Quarterly Interest Period” means each period commencing on a Fixed Rate Quarterly Interest Payment Date and continuing to but not including the next succeeding Fixed Rate Quarterly Interest Payment Date (except that the first Fixed Rate Quarterly Interest Period will commence on January 22, 2013).

“Floating Rate” means, with respect to a Floating Rate Quarterly Interest Period, the sum of the Three-Month LIBOR Rate for such Floating Rate Quarterly Interest Period plus 6.734%.

“Floating Rate Period” means the period commencing on January 15, 2018 to, but not including, January 15, 2043.

“Floating Rate Quarterly Interest Payment Date” means each January 15, April 15, July 15 and October 15 during the Floating Rate Period, commencing April 15, 2018; provided, however, that if any such day is not Business Day, then the Floating Rate Quarterly Interest Payment Date shall be the immediately succeeding Business Day (except if such next succeeding Business Day falls in the next succeeding calendar month, then such payment shall be made on the immediately preceding Business Day).

“Floating Rate Quarterly Interest Period” means each period commencing on a Floating Rate Quarterly Interest Payment Date and continuing to but not including the next succeeding Floating Rate Quarterly Interest Payment Date (except that the first Floating Rate Quarterly Interest Period will commence on January 15, 2018).

“Global Securities Legend” means the legend set forth in Section 2.3 hereof, which is required to be placed on all Book-Entry Notes.

“Guarantor” means, subject to Section 6.3, each Person named as a “Guarantor” in the preamble of this First Supplemental Indenture.

“Indenture” means the Base Indenture, as amended and supplemented by this First Supplemental Indenture, including the form and terms of the Notes as set forth herein, as the same shall be amended from time to time.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC (and their respective successors) or, if no such firm is willing and able to select the applicable Comparable Treasury Issue or perform the other functions of the Independent Investment Banker provided herein, an independent investment banking institution of national standing appointed by the Partnership and reasonably acceptable to the Trustee.

“Interest” means, collectively, Current Interest and Deferred Interest.

“Interest Payment Date” means a Fixed Rate Quarterly Interest Payment Date or a Floating Rate Quarterly Interest Payment Date, as the case may be.

“Interest Period” means a Fixed Rate Quarterly Interest Period or a Floating Rate Quarterly Interest Period, as the case may be.

“LIBOR Interest Determination Date” has the meaning set forth in the definition of “Three-Month LIBOR Rate”.

“LIBOR Rate Reset Date” has the meaning set forth in the definition of “Three-Month LIBOR Rate”.

“London Banking Day” means any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Make-Whole Redemption Price” means, with respect to any Redemption Date, an amount equal to (a) all accrued and unpaid Interest to but not including such Redemption Date, plus (b) the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of remaining scheduled payments of principal and interest on the Notes (exclusive of interest accrued to such Redemption Date) being redeemed during the Remaining Life, discounted to such Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 0.50%.  The Make-Whole Redemption Price, calculated as provided herein, shall be calculated and certified to the Trustee and the Partnership by the Independent Investment Banker.

“Notes” has the meaning set forth in the recitals of this First Supplemental Indenture.

“Optional Deferral” has the meaning set forth in Section 4.1(a).

“Optional Deferral Period” means the period of time commencing on an Interest Payment Date with respect to which the Partnership has optionally deferred payment of Interest pursuant to Section 4.1(a) and ending upon the earlier of (a) the Interest Payment Date on which all Deferred Interest and Current Interest to, but not including, such Interest Payment Date shall have been paid and (b) the first Interest Payment Date on which the Partnership shall have deferred payment of some or all of the Interest due on a number of consecutive Interest Payment Dates with respect to consecutive Interest Periods which, taken together as a single period, would equal or exceed five consecutive years.

“Optional Redemption Price” means, with respect to any Redemption Date, 100% of the principal amount of the Notes being redeemed plus all accrued and unpaid Interest thereon to but not including such Redemption Date.

“Partnership” means the Person named as the “Partnership” in the preamble of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Partnership” shall mean such successor Person.

“Primary Treasury Dealer” has the meaning set forth in the definition of “Reference Treasury Dealer”.

“Rating Agency Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act) that publishes a rating for the Partnership (a “rating agency”) to its equity credit criteria for securities such as the Notes, as such criteria are in effect on the date of this First Supplemental Indenture (the “current criteria”), which change results in (a) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Notes, or (b) a lower equity credit being given to the Notes as of the date of such change than the equity credit that would have been assigned to the Notes as of the date of such change by such rating agency pursuant to its current criteria.

“Rating Agency Event Redemption Price” means, with respect to any Redemption Date, 102% of the principal amount of the Notes plus all accrued and unpaid Interest thereon to but not including such Redemption Date.

“Redemption Price” means, (a) in the case of redemption of the Notes pursuant to Section 3.1(a), the Make-Whole Redemption Price, (b) in the case of redemption of the Notes pursuant to Section 3.1(b) or Section 3.1(d), the Optional Redemption Price and (c) in the case of redemption of the Notes pursuant to Section 3.1(c), the Rating Agency Event Redemption Price.

“Reference Banks” has the meaning set forth in the definition of “Three-Month LIBOR Rate”.

“Reference Treasury Dealer” means (a) a Primary Treasury Dealer selected by Wells Fargo Securities, LLC; (b) Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC (in each case, or its affiliates and its successors; if any one of the Reference Treasury Dealers resigns, the respective successor dealer shall be a primary United States government securities dealer in the United States selected by the Independent Investment Banker (each such dealer, a “Primary Treasury Dealer”)); and (c) any other Primary Treasury Dealers selected by the Independent Investment Banker.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, an average, as determined and furnished to the Independent Investment Banker by the Parent Guarantor, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Parent Guarantor by such Reference Treasury Dealer at or about 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Life” means, with respect to any Notes being redeemed, the period of time from the date on which such Notes are redeemed to January 15, 2018.

“Representative” means the indenture trustee or other trustee, agent or representative (if any) for an issue of Senior Debt.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on such service, or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Senior Debt” means, with respect to any Person, the principal of, any interest and premium, if any, on and any other payments in respect of any of the following, whether currently outstanding or hereafter created or incurred: (a) (i) indebtedness of such Person for borrowed money; (ii) indebtedness of such Person evidenced by securities, bonds, notes and debentures, including any of the same that are subordinated (other than, in the case of the Partnership, the Notes), issued under credit agreements, indentures or other similar instruments (other than this First Supplemental Indenture), and other similar instruments; (iii) obligations of such Person arising from or with respect to guarantees and direct credit substitutes, other than, in the case of any Guarantor, such Guarantor’s obligations under its Guarantee; (iv) obligations of such Person arising from or with respect to hedges and derivative products (including, but not limited to, interest rate, commodity and foreign exchange contracts); (v) capital lease obligations of such Person; (vi) all of the obligations of such Person arising from or with respect to any letter of credit, banker’s acceptance, security purchase facility, cash management arrangements or similar credit transactions; (vii) operating leases of such Person (but only to the extent the terms of such leases expressly provide that the same constitute “Senior Debt”); and (viii) guarantees by such Person of any indebtedness or obligations of others of the types described in clauses (i) through (vii) other than, in the case of any Guarantor, such Guarantor’s Guarantee and (b) any modifications, refundings, deferrals, renewals, or extensions of any of the foregoing or any other evidence of indebtedness issued in exchange therefor; provided, however, that Senior Debt shall not include the obligations of such Person in respect of: (w) trade accounts payable of such Person; (x) any indebtedness incurred by such Person for the purchase of goods or materials or for services obtained in the ordinary course of business to the extent that the same is incurred from, and owed to, the vendor of such goods or materials or the provider of such services; (y) any indebtedness or other obligation of such Person which by the terms of the instrument creating or evidencing such indebtedness or obligation is expressly made equal in rank and payment with or subordinated to the Notes or the Guarantees, as the case may be; and (z) indebtedness owed by such Person to its Subsidiaries.

“Tax Event” means the receipt by the Partnership of an opinion of counsel experienced in such matters to the effect that, as a result of any:

(a)                                 amendment to, clarification of or change (including any prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is effective on or after the date of issuance of the Notes;

(b)                                 proposed change in those laws or regulations that is announced on or after the date of issuance of the Notes;

(c)                                  official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority interpreting or applying those laws or regulations that is announced on or after the date of issuance of the Notes; or

(d)                                 threatened challenge asserted in connection with an audit of the Partnership or any of the Partnership’s subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes (including any trust preferred or similar securities) that occurs on or after the date of issuance of the Notes;

there is more than an insubstantial risk that interest payable by the Partnership on the Notes is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the Partnership or its partners, as applicable, for U.S. federal income tax purposes.

“Three–Month LIBOR Rate” means, for each Floating Rate Quarterly Interest Period, the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three–month period commencing on the first day of such Floating Rate Quarterly Interest Period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the second London Banking Day (the “LIBOR Interest Determination Date”) immediately preceding the first day of such Floating Rate Quarterly Interest Period (the “LIBOR Rate Reset Date”).  If such rate does not appear on such page for the purpose of displaying offered rates of leading banks for London interbank deposits in U.S. dollars, the Three-Month LIBOR Rate will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the LIBOR Interest Determination Date, at which U.S. dollar deposits with a maturity of three months in an amount determined by the Partnership as representative of a single transaction in U.S. Dollars in the London interbank market at the relevant time are offered by four major banks in the London interbank market selected and certified to the Calculation Agent by the Partnership (“Reference Banks”) to prime banks in the London interbank market for the interest period commencing on the LIBOR Rate Reset Date.  The Partnership will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two quotations are provided as requested, the Three-Month LIBOR Rate will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the Three-Month LIBOR Rate will be the interest rate per annum equal to the arithmetic mean of the rates quoted by three major banks in New York City selected by the Partnership and certified to the Calculation Agent by the Partnership, at or about 11:00 a.m., New York City time, on the LIBOR Interest Determination Date, for loans in U.S. dollars to leading European banks in amounts determined by the Partnership as representative of a single transaction in the relevant market and at the relevant time with a maturity corresponding to the interest period and commencing on the LIBOR Rate Reset Date.  If fewer than three New York City banks selected and certified to the Calculation Agent by the Partnership are quoting rates in the manner described above, the Three-Month LIBOR Rate for the applicable interest period will be the same as for the immediately preceding Floating Rate Quarterly Interest Period or, in the case of the Floating Rate Quarterly Interest Period beginning on January 15, 2018, the interest rate on the Notes will be the same as for the most recent quarterly period for which the Three-Month LIBOR Rate can be determined.

“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the quarterly equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

“Trustee” means the Person named as the “Trustee” in the preamble of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Person.

(e)                                  For purposes of the Notes only, and not for purposes of any other Securities, Section 101 of the Base Indenture is hereby amended by deleting the defined term “Notice of Default”.

Section 1.2                                    Rules of Construction.  In addition to the Rules of Construction under Section 101 of the Base Indenture, the following provisions also shall be applied wherever appropriate herein:

(a)                                 any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this First Supplemental Indenture unless otherwise expressly stated herein; and

(b)                                 the Exhibits attached hereto are incorporated herein by reference and shall be considered part of this First Supplemental Indenture.

ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1                                    Designation and Principal Amount.  There is hereby authorized a series of Securities under the Indenture designated the “7.625% Fixed-to-Floating Rate Subordinated Notes due 2043”. The Trustee shall authenticate and deliver (i) the Notes for original issue on the date hereof in the aggregate principal amount of $402,500,000 and (ii) additional Notes for original issue from time to time after the date hereof in such principal amounts as may be specified in a Partnership Order for the authentication and delivery thereof pursuant to Section 303 of the Base Indenture.  Any additional Notes shall have the same Stated Maturity and other terms as the original issue of Notes and shall be consolidated with and be part of the original issue of Notes.  The Notes shall be issued in denominations of $25 in principal amount and integral multiples of $25 in excess thereof.

Section 2.2                                    Maturity.  The principal amount of the Notes shall be payable on the maturity date of the Notes, which is January 15, 2043.

Section 2.3                                    Form.  Notes issued in global form and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto (including the Global Securities Legend thereon and the “Schedule of Exchanges of Interests in Global Securities” attached thereto).  Notes issued in definitive form and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto (but without the Global Securities Legend thereon and without the “Schedule of Exchanges of Interests in Global Securities” attached thereto).

The Notes shall be issued only in registered form and, when issued, shall be registered in the Security Register of the Partnership.  The Notes shall be originally issued in the form of one or more Global Securities (the “Book-Entry Notes”).  Each of the Book-Entry Notes shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in such Book-Entry Notes.  The Partnership initially appoints DTC to act as Depositary with respect to the Book-Entry Notes.

Each Book-Entry Note shall bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.4                                    Security Registrar and Paying Agent.  The Partnership initially appoints the Trustee as Security Registrar and paying agent with respect to the Notes.  The office or agency where the Notes may be presented for registration of transfer or exchange and the Place of Payment for the Notes shall initially be the Corporate Trust Office.

Section 2.5                                    Transfer and Exchange.  The transfer and exchange of Book-Entry Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 305 of the Base Indenture and the rules and procedures of the Depositary therefor.

Section 2.6                                    Interest Rates; Payment of Principal and Interest.

(a)                                 Rates.

(i)                                     Interest During the Fixed Rate Period.  During the Fixed Rate Period, (A) the outstanding principal amount of the Notes and (B) to the extent permitted by applicable law, any Deferred Interest or overdue interest will bear interest at a per annum rate equal to the Fixed Rate until the commencement of the Floating Rate Period or, if earlier, until the principal thereof and all Interest thereon is paid, compounded quarterly and payable (subject to the provisions of Article IV) quarterly in arrears on each Fixed Rate Quarterly Interest Payment Date.

(ii)                                  Interest During the Floating Rate Period.  During the Floating Rate Period, (A) the outstanding principal amount of the Notes and (B) to the extent permitted by applicable law, any Deferred Interest or overdue interest will bear interest during each

Floating Rate Quarterly Interest Period at a per annum rate equal to the Floating Rate for such period, until the principal thereof and all Interest thereon is paid, compounded quarterly and payable (subject to the provisions of Article IV) quarterly in arrears on each Floating Rate Quarterly Interest Payment Date.  The Calculation Agent will calculate the Floating Rate with respect to each Floating Rate Quarterly Interest Period and the amount of Interest payable on each Floating Rate Quarterly Interest Payment Date as promptly as practicable according to the appropriate method described herein.  Promptly upon such determination, the Calculation Agent will notify the Partnership and the Trustee of the Floating Rate for the Floating Quarterly Interest Rate Period and the amount of Interest payable to each Holder on each Floating Rate Quarterly Interest Payment Date.  The Floating Rate determined by the Calculation Agent, absent manifest error, will be binding and conclusive upon the beneficial owners and Holders of the Notes, the Partnership and the Trustee.

(b)                                 Payment of Interest to Record Holders of the Notes.  Payments of principal of, premium, if any, and Interest due on the Notes representing Book-Entry Notes on any Interest Payment Date, upon redemption or at maturity will be made available to the Trustee by 11:00 a.m., New York City time, on the applicable Interest Payment Date, the applicable Redemption Date or on the maturity date, unless, in the case of a Redemption Date or the maturity date, such date falls on a day which is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the next succeeding Business Day.  As soon as possible thereafter, the Trustee will make such payments to the Depositary.  Other than in connection with the maturity or redemption of the Notes or in connection with payment of Defaulted Interest, Interest on the Notes may be paid only on an Interest Payment Date.  Payments of principal of, premium, if any, and Interest due on Notes other than Book-Entry Notes on any Interest Payment Date, upon redemption or at maturity will be made in accordance with Article III of the Base Indenture.  The regular record date for Interest payable on the Notes on any Interest Payment Date shall be the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding such Interest Payment Date.

(c)                                  The amount of Interest payable on any Fixed Rate Quarterly Interest Payment Date will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that the amount of Interest payable for any period during the Fixed Rate Period that is shorter than a full Fixed Rate Quarterly Interest Period will be computed on the basis of the actual number of days elapsed during such period, using 30-day months.  The amount of Interest payable on any Floating Rate Quarterly Interest Payment Date will be computed on the basis of a 360-day year and the actual number of days elapsed during the relevant Floating Rate Quarterly Interest Period.

(d)                                 To the extent permitted by applicable law, Interest not paid when due hereunder, including, without limitation, all Deferred Interest and overdue Interest, shall in accordance with Section 2.6(a), until paid, compound (i) quarterly at the Fixed Rate on each Fixed Rate Quarterly Interest Payment Date and (ii) quarterly at the applicable Floating Rate on each Floating Rate Quarterly Interest Payment Date.

(e)                                  If the Partnership shall make a partial payment of Interest on any Interest Payment Date, such payment shall, with respect to the Notes, be applied, first, to Deferred Interest until all such Deferred Interest has been paid and, second, to any Current Interest.

(f)                                   To the extent that the provisions of this Section 2.6 are inconsistent with the provisions of Article III of the Base Indenture, the provisions of this Section 2.6 shall control.

ARTICLE III
REDEMPTION OF THE NOTES

Section 3.1                                    Optional Redemption.  Subject to the provisions of Article XI of the Base Indenture, the Partnership shall have the option to redeem the Notes for cash:

(a)                                 in whole at any time or in part, from time to time, prior to January 15, 2018, at the Make-Whole Redemption Price;

(b)                                 in whole, but not in part, at any time prior to January 15, 2018, within 90 days after the occurrence of a Tax Event, at the Optional Redemption Price;

(c)                                  in whole, but not in part, at any time prior to January 15, 2018, within 90 days after the conclusion of any review or appeal process initiated by the Partnership following the occurrence of a Rating Agency Event (so long as such Rating Agency Event is continuing at the time of redemption), at the Rating Agency Event Redemption Price; and

(d)                                 in whole at any time, or in part, from time to time, on or after January 15, 2018, at the Optional Redemption Price.

Section 3.2                                    Certain Redemption Procedures.  Notes called for optional redemption shall become due on the Redemption Date with respect thereto.  Notices of optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address.  The notice of optional redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the Redemption Date, the Redemption Price, the method of calculating such Redemption Price, applicable CUSIP numbers and the place(s) that payment will be made upon presentation and surrender of Notes to be redeemed.  If less than all the Notes are redeemed at any time, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by any other method the Trustee deems fair and appropriate (or, in the case of Book-Entry Notes, based on a method as DTC or its nominee or successor may require or, where the nominee or successor is the Trustee, a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate).  Unless the Partnership defaults in payment of the Redemption Price or the paying agent is prohibited from making such payment pursuant to the terms of Article XV of the Base Indenture or Article VII of this First Supplemental Indenture, interest will cease to accrue on the Redemption Date with respect to any Notes that have been called for optional redemption.  The Partnership may not redeem the Notes in part if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid Interest due and payable (including Deferred Interest) has been paid in full on all outstanding Notes for all Interest Periods terminating on or before the Redemption Date.

The Notes may be redeemed in part only in principal amounts that are integral multiples of $25.

Section 3.3                                    No Sinking Fund.  The Notes will not be entitled to the benefit of any sinking fund.

ARTICLE IV
DEFERRAL OF INTEREST

Section 4.1                                    Optional Deferral of Interest.

(a)                                 The Partnership shall have the right, at any time and from time to time during the term of the Notes, to elect to defer payment of all or any portion of any Current Interest and/or Deferred Interest otherwise due on the Notes on any Interest Payment Date (“Optional Deferral”); provided, however, that the Partnership may not (i) elect to defer payment of any Interest otherwise due on any Interest Payment Date if, as a result of such deferral, the Partnership shall have deferred payment of some or all of the Interest due on a number of consecutive Interest Payment Dates with respect to a number of consecutive Interest Periods which, when taken together as a single period, would exceed five consecutive years, or (ii) elect to defer payment of any Interest due on the maturity date of the Notes, or, with respect to any Notes being redeemed, on the Redemption Date for such Notes.  No Interest on the Notes shall be due and payable on any Interest Payment Date during an Optional Deferral Period; however, Interest shall accrue on the Notes during such period in accordance with Sections 2.6(a) and 2.6(d).

(b)                                 Following the termination of an Optional Deferral Period and the payment of all Deferred Interest accrued during such Optional Deferral Period and all Current Interest, the Partnership may again elect pursuant to Section 4.1(a) to make an Optional Deferral of Interest.

(c)                                  On the Interest Payment Date on which the Partnership desires to terminate an Optional Deferral Period or at the end of an Optional Deferral Period pursuant to clause (b) of the definition of “Optional Deferral Period,” the Partnership shall pay all Deferred Interest and Current Interest due on such Interest Payment Date.  Such Interest shall be payable to the Holders of the Notes in whose names the Notes are registered in the Security Register for the Notes on the record date with respect to such Interest Payment Date.

Section 4.2                                    Notice of Deferrals.

(a)                                 The Partnership shall give written notice to the Trustee of any election of Optional Deferral pursuant to Section 4.1 not fewer than 10 nor more than 60 Business Days prior to the applicable Interest Payment Date for which Interest on the Notes will be deferred, other than an Optional Deferral in the circumstances described in Section 4.2(b).  The Trustee shall forward such written notice promptly to each Holder of the Notes.  Notwithstanding anything herein to the contrary, the Partnership’s failure to pay Interest on the Notes on any Interest Payment Date will itself constitute the commencement of an Optional Deferral Period unless the Partnership pays such Interest within five Business Days after such Interest Payment Date, whether or not the Partnership provides notice of an Optional Deferral.

(b)                                 In the case of an election of Optional Deferral pursuant to Section 4.1 when the Partnership or the Guarantors would be prohibited pursuant to Section 1501 of the Base Indenture from paying Interest on the Notes, the Partnership shall give written notice to the

Trustee of such election of Optional Deferral not later than the time monies in respect of the Interest payment on the applicable Interest Payment Date must be made available to the Trustee pursuant to Section 2.6(b) hereof.  The Trustee shall forward such written notice promptly to each Holder of the Notes.

ARTICLE V
CERTAIN COVENANTS AND OTHER PROVISIONS

Section 5.1                                    Amendment and Restatement of Section 801 of the Base Indenture.  For purposes of the Notes only, and not for purposes of any other Securities, Section 801 of the Base Indenture is hereby amended and restated in its entirety to read as follows:

Section 801.  Partnership May Consolidate, Etc., Only on Certain Terms

The Partnership shall not consolidate or merge with or into any other Person or sell, convey, lease, transfer or otherwise dispose of its properties and assets as, or substantially as, an entirety to any Person, whether in a single transaction or series of related transactions, unless:

(1)                                 the Partnership is the surviving entity, or the Person formed by such consolidation or merger, or into which the Partnership is merged, or the Person that acquires by sale, conveyance, transfer or other disposition, or that leases, the Partnership’s properties and assets as, or substantially as, an entirety: (A) is a partnership, limited liability company or corporation organized under the laws of the United States, a state thereof or the District of Columbia; and (B) expressly assumes by supplemental indenture satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on the Notes, and the due and punctual performance or observance of all the other obligations under the Indenture to be performed or observed by the Partnership;

(2)                                 immediately after giving effect to such transaction or series of transactions, no Default or Event of Default has occurred and is continuing;

(3)                                 each Guarantor, unless such Guarantor is the entity with which the Partnership has consummated such transaction or series of related transactions, shall have confirmed that its Guarantee of the Notes shall continue to apply to the Partnership’s obligations under the Notes and the Indenture; and

(4)                                 the Partnership has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, transfer, lease or other disposition and such supplemental indenture required, if any, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.2                                    Restricted Payments.

(a)                                 Subject to Section 5.2(b), during any Optional Deferral Period:

(i)                                     the Parent Guarantor will not declare or make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Parent Guarantor’s equity securities, nor will the Parent Guarantor permit any of its Subsidiaries to purchase any of the Parent Guarantor’s equity securities;

(ii)                                  neither the Partnership nor the Affiliate Guarantor (to the extent the Affiliate Guarantor is a Guarantor) will declare or make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Partnership’s or the Affiliate Guarantor’s equity securities, as applicable, other than equity securities directly owned by the Parent Guarantor or any wholly owned subsidiaries of the Parent Guarantor;

(iii)                               neither the Partnership nor the Guarantors will make, and the Partnership and the Guarantors will cause their respective Subsidiaries not to make, any payment of interest, principal or premium, if any, on or repay, purchase or redeem any of the Partnership’s or the Guarantors’ debt securities (including debt securities similar to the Notes) or other indebtedness that contractually rank equally with or junior to the Notes or the Guarantees, as applicable, other than to repay loans or advances to the Parent Guarantor or the Partnership or any wholly owned Subsidiary of the Parent Guarantor or the Partnership; and

(iv)                              neither the Partnership nor the Guarantors will make, and the Partnership and the Guarantors will cause their respective Subsidiaries not to make, any payments under a guarantee of debt securities (including under a guarantee of debt securities that are similar to the Notes) that contractually ranks equally with or junior to the Notes or the Guarantees, as applicable.

(b)                                 Notwithstanding the provisions of Section 5.2(a), the Partnership, the Guarantors and any of their respective Subsidiaries may take any of the following actions at any time, including during an Optional Deferral Period:

(i)                                     make any purchase, redemption or other acquisition of any of the Partnership’s or the Guarantors’ equity securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents, or a securities purchase or dividend or distribution reinvestment plan, or the satisfaction of any obligations pursuant to any contract or security outstanding on the date that the Optional Deferral Period commences requiring the purchase, redemption or acquisition of such equity securities;

(ii)                                  make any payment, repayment, redemption, purchase, acquisition or declaration of a distribution as a result of a reclassification of any of the Partnership’s or the Guarantors’ equity securities or the exchange or conversion of all or a portion of one class or series of the Partnership’s or the Guarantors’ equity securities for another class or series of the Partnership’s or the Guarantors’ equity securities, as applicable;

(iii)                               purchase fractional interests in any of the Partnership’s or the Guarantors’ equity securities pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged, in connection with the settlement of securities purchase contracts or in connection with any split, reclassification or similar transaction;

(iv)                              make a distribution paid or made in any of the Partnership’s or the Guarantors’ equity securities (or rights to acquire such equity securities), or a repurchase, redemption or acquisition of such equity securities in connection with the issuance or exchange of such equity securities (or of securities convertible into or exchangeable for such equity securities) and distributions in connection with the settlement of securities purchase contracts outstanding on the date that the Optional Deferral Period commences, or a declaration of a distribution with respect to any of the foregoing;

(v)                                 make any redemption, exchange or repurchase of, or with respect to, any rights outstanding under a rights plan or the declaration or payment thereunder of a distribution of or with respect to rights in the future;

(vi)                              make any payments under (A) the Notes and under securities similar to the Notes (including trust preferred securities) that are (or, in the case of a trust preferred security, the underlying debt obligation is) pari passu with the Notes and (B) the Guarantees and under similar guarantees associated with any instruments that are (or, in the case of a trust preferred security, the underlying debt obligation is) pari passu with the Notes, in each case, so long as any such payments are made on a pro rata basis with the Notes and the Guarantees, respectively; or

(vii)                           make any regularly scheduled dividend or distribution payments declared prior to the date that the Optional Deferral Period commences.

(c)                                  Whether another security is similar to the Notes and whether another guarantee is similar to the Guarantees for purposes of Section 5.2(b)(vi) shall be determined by the Partnership in its reasonable discretion.

(d)                                 For the avoidance of doubt, nothing contained herein shall prevent the Partnership or the Guarantors from issuing any other securities, whether senior to, pari passu with or subordinated to the Notes, including securities having covenants and provisions the same as or similar to those applicable to the Notes, or any guarantees with respect thereto.

Section 5.3                                    Amendment of Section 901 of the Base Indenture.  For purposes of the Notes only, and not for purposes of any other Securities, Section 901 of the Base Indenture is hereby amended by deleting the word “or” at the end of clause (10), by replacing the period at the end of clause (11) with “; or” and by adding the following new clause (12) immediately following clause (11):

(12)                          to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of the Notes” section of the Partnership’s Prospectus Supplement dated January 14, 2013, as filed with the Commission on January 15, 2013, relating to the initial offering of the Notes.

ARTICLE VI
GUARANTEE OF THE NOTES

Section 6.1                                    Amendment and Restatement of Article XIV of the Base Indenture.  For purposes of the Notes only, and not for purposes of any other Securities, Article XIV of the Base Indenture is hereby amended and restated in its entirety to read as follows:

ARTICLE XIV
GUARANTEE OF SECURITIES

Section 1401.  Unconditional Guarantee.  For value received, each Guarantor hereby fully, irrevocably, unconditionally and absolutely guarantees, on a joint and several basis, to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under this Indenture and the Securities by the Partnership (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or the Holders in connection with the enforcement of this Indenture and the Guarantees) (collectively, the “Indenture Obligations”), when and as such principal, premium, if any, and interest and such other amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of the Securities and this Indenture.  The guarantees by the Guarantors set forth in this Article XIV are referred to herein collectively as the “Guarantees” and, each, a “Guarantee”. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Partnership under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Partnership.

Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, the Guarantors will be obligated (to the fullest extent permitted by applicable law), jointly and severally, to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise).  Each Guarantee hereunder is intended to be a general, unsecured, subordinated obligation of the applicable Guarantor and will be subordinated in right of payment with all Senior Debt of such Guarantor.  Each Guarantor hereby agrees that, to the fullest extent permitted by applicable law, its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities, the Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Partnership, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor.  Each Guarantor hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Securities of any series or any other amounts payable under this Indenture and the Securities by the Partnership, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 507 hereof, by the Holders, on the terms and conditions set forth in this Indenture, directly against the Guarantors to enforce the Guarantees without first proceeding against the Partnership.

To the fullest extent permitted by applicable law, the obligations of each Guarantor under this Article XIV shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Partnership or any of the Guarantors contained in any of the Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Partnership, any of the Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Partnership, any of the Guarantors or the Trustee of any rights or remedies under any of the Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of the Securities, including all or any part of the rights of the Partnership or any of the Guarantors under this Indenture, (v) the extension of the time for payment by the Partnership or any of the Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of the Securities or this Indenture or of the time for performance by the Partnership or any of the Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Partnership or any of the Guarantors set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Partnership or any of the Guarantors or any of their respective assets, or the disaffirmance of any of the Securities, any of the Guarantees or this Indenture in any such proceeding, (viii) the release or discharge of the Partnership or any of the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of the Securities, any of the Guarantees or this Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Partnership or any of the Guarantors, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or such Guarantor.

To the fullest extent permitted by applicable law, each Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Partnership or any of the Guarantors, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing such Guarantor’s Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing such Guarantee without notice to them and (iii) covenants that its Guarantee will not be discharged except by complete performance of such Guarantee.  Each Guarantor further agrees that to the fullest extent permitted by applicable law, if at any time all or any part of any payment theretofore applied by any Person to any Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of any Guarantor, such Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and such Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Partnership in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of the Securities until all of the Securities and the Guarantees thereof shall have been indefeasibly paid in full or discharged.

A director, officer, employee or stockholder, as such, of any Guarantor shall not have any liability for any obligations of such Guarantor under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article XIV and the Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies.  The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.  Nothing contained in this Article XIV shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article V or to pursue any rights or remedies hereunder or under applicable law.

Section 1402.  Execution and Delivery of Notation of Guarantees.  To further evidence its Guarantee, each Guarantor hereby agrees that a notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer of such Guarantor, provided that failure to include such notation on the Security shall not affect the validity of such Guarantee.

Each Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation relating to its Guarantee thereof.

If an officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor’s Guarantee of such Security shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the applicable Guarantor.

Section 6.2                                    Ranking of the Guarantees.  The obligations of each Guarantor under its Guarantee shall be subordinated in right of payment to all Senior Debt (as defined in this First Supplemental Indenture) of such Guarantor on the terms and subject to the conditions set forth in Article XV of the Indenture, and each Holder of the Notes issued hereunder by such Holder’s acceptance thereof, acknowledges and agrees that each Guarantee shall be issued subject to the provisions of this Section 6.2 and such Article XV and that each Holder of Notes, whether upon original issuance or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.  For purposes of the Notes only, and not for purposes of any other Securities, all references in the Indenture to Senior Debt of any Guarantor shall mean Senior Debt, as defined in this First Supplemental Indenture, of such Guarantor.

Section 6.3                                    Release of Affiliate Guarantor.  Notwithstanding any other provisions of the Base Indenture or this First Supplemental Indenture, if at any time the Affiliate Guarantor does not guarantee any obligations of the Parent Guarantor or any of its Subsidiaries (including the Partnership) under any bank credit facility or any public debt instrument (other than pursuant to its Guarantee), then upon the Affiliate Guarantor giving written notice to the Trustee to the foregoing effect, the Affiliate Guarantor shall be deemed to be released from its Guarantee and all of its obligations in respect of the Notes and shall no longer be a “Guarantor” hereunder.  However, if at any time after the Affiliate Guarantor is released from its Guarantee, the Affiliate Guarantor guarantees any obligations of the Parent Guarantor or any of its Subsidiaries (including the Partnership) under any bank credit facility or any public debt instrument other than the Notes, then the Affiliate Guarantor will (a) simultaneously therewith, automatically be deemed to be a “Guarantor” under the Indenture and have all obligations applicable to Guarantors under the Indenture and (b) provide a Guarantee of the Notes pursuant to documentation satisfactory to the Trustee.

ARTICLE VII
SUBORDINATION

Section 7.1                                    Ranking of the Notes.  The Notes shall be subordinated in right of payment and upon liquidation to all Senior Debt (as defined in this First Supplemental Indenture) of the Partnership on the terms and subject to the conditions set forth in Article XV of the Base

Indenture, and each Holder of Notes issued hereunder by such Holder’s acceptance thereof acknowledges and agrees that all Notes shall be issued subject to the provisions of this Article VII and such Article XV and that each Holder of Notes, whether upon original issuance or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.  For purposes of the Notes only, and not for purposes of any other Securities, all references in the Indenture to Senior Debt of the Partnership shall mean Senior Debt (as defined in this First Supplemental Indenture) of the Partnership.

Section 7.2                                    Amendment and Restatement of Article XV of the Base Indenture.  For purposes of the Notes only, and not for purposes of any other Securities, Article XV of the Base Indenture is hereby amended and restated in its entirety to read as follows:

ARTICLE XV
SUBORDINATION OF NOTES AND GUARANTEES

Section 1501.  Notes and Guarantees Subordinated to Senior Debt.  The Partnership, for itself, its successors and assigns, covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that the payment of the principal of, premium, if any, and interest on each and all of the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt of the Partnership.  Each Guarantor, for itself, its successors and assigns, covenants and agrees, and each Holder of Notes, by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of, premium, if any, and interest on each and all of the Notes pursuant to such Guarantor’s Guarantee is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt of such Guarantor.

Section 1502.  Distribution upon Dissolution, Liquidation and Reorganization.

(a)                                 Upon any payment or distribution of assets of the Partnership to creditors upon (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Partnership or to its assets, or (ii) any liquidation, dissolution or other winding up of the Partnership, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Partnership, then and in any such event specified in clause (i), (ii) or (iii) above:

(1)                                 the holders of Senior Debt of the Partnership shall be entitled to receive payment in full in cash of the principal thereof, premium, if any, and interest accrued thereon before Holders of the Notes shall be entitled to receive any payment or distribution (whether in cash, securities or other property) on account of principal of, or premium, if any, or interest on, the Notes;

(2)                                 until the Senior Debt of the Partnership is paid in full, any such payment or distribution to which Holders of the Notes or the Trustee (on behalf of the Holders) would be entitled but for the provisions of this Article XV shall be made by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee in bankruptcy or otherwise, directly to the holders of Senior Debt of the Partnership or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on the Senior Debt of the Partnership held or represented by each, to the extent necessary to make payment in full of all Senior Debt of the Partnership remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

(3)                                 in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Partnership of any kind or character, whether in cash, property or securities, shall be received by the Trustee (on behalf of the Holders) or the Holders of the Notes before all Senior Debt of the Partnership is paid in full, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing the assets of the Partnership for application to the payment of all such Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

(b)                                 Upon any payment or distribution of assets of any Guarantor to creditors upon (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to such Guarantor or to its assets, or (ii) any liquidation, dissolution or other winding up of such Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of such Guarantor, then and in any such event specified in clause (i), (ii) or (iii) above:

(1)                                 the holders of Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of the principal thereof, premium, if any, and interest accrued thereon before Holders of the Notes shall be entitled to receive, under such Guarantor’s Guarantee of the Notes, any payment or distribution (whether in cash, securities or other property) on account of principal of, or premium, if any, or interest on, the Notes;

(2)                                 until the Senior Debt of such Guarantor is paid in full, any such payment or distribution to which Holders of the Notes or the Trustee (on behalf of the Holders) would be entitled but for the provisions of this Article XV shall be made by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee in bankruptcy or otherwise, directly to the holders of Senior Debt of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on the Senior Debt of such Guarantor held or represented by each, to the extent necessary to make payment in full of all Senior Debt of such Guarantor remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

(3)                                 in the event that, notwithstanding the foregoing, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee (on behalf of the Holders) or the Holders of the Notes before all Senior Debt of such Guarantor is paid in full, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing the assets of such Guarantor for application to the payment of all such Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Section 1503.  No Payment When Senior Debt in Default.  (a) (1) In the event and during the continuation of any default in the payment of the principal of, premium, if any, or interest on any Senior Debt of the Partnership or any Guarantor beyond any applicable grace period with respect thereto, or (2) in the event that the maturity of any Senior Debt of the Partnership or any Guarantor has been accelerated and such acceleration has not been rescinded, no payment or distribution of any kind or character, whether in cash, securities or other property, shall be made by the Partnership or any Guarantor on account of the principal of, premium, if any, or interest on the Notes unless and until all amounts then due and payable in respect of such Senior Debt, including any interest accrued after such event occurs, shall have been paid in full.

(b)                                 In the event that, notwithstanding the foregoing, the Partnership or any Guarantor shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the holders of the applicable Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on such Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt of the Partnership or such Guarantor remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

(c)                                  The provisions of this Section shall not apply to any payment or distribution by the Partnership or any Guarantor with respect to which Section 1502 hereof would be applicable.

Section 1504.  Subrogation.  After all Senior Debt of the Partnership or any Guarantor is paid in full and until the principal of (and premium, if any), and interest on the Notes is paid in full, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities applicable to such Senior Debt.  A distribution made under this Article XV to holders of such Senior Debt which otherwise would have been made to Holders of Notes shall not, as between the Partnership or the distributing Guarantor, as the case may be, and such Holders, be deemed to be a payment by the Partnership or such Guarantor, as the case may be, on such Senior Debt.

Section 1505.  Relative Rights.  This Article XV defines the relative rights of Holders of Notes and holders of Senior Debt of the Partnership and the Guarantors.  Nothing in this Indenture shall:

(a)                                 impair, as between the Partnership or a Guarantor, as the case may be, and the Holders of the Notes, the obligation of the Partnership or such Guarantor, as the case may be, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, the Notes in accordance with their terms; or

(b)                                 prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default, subject to the rights under this Article XV of holders of Senior Debt of the Partnership and the Guarantors to receive distributions otherwise payable to Holders of Notes.

Section 1506.  Subordination May Not Be Impaired by Partnership.  No right of any holder of Senior Debt of the Partnership or any Guarantor to enforce the subordination of the Indebtedness evidenced by the Notes and the Guarantees in respect thereof shall be impaired by any act or failure to act by the Partnership or any Guarantor or by its failure to comply with this Indenture.

Section 1507. Rights of Trustee and Paying Agent.  The Trustee or any paying agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer receives notice satisfactory to the Trustee that payments may not be made under this Article XV.  The Partnership, the Security Registrar, any paying agent, a Representative or a holder of Senior Debt of the Partnership or any Guarantor may give the notice; provided, however, that, if an issue of such Senior Debt has a Representative, only the Representative may give the notice on behalf of the Holders of such Senior Debt of that issue.

The Trustee in its individual or any other capacity may hold Senior Debt of the Partnership or any Guarantor with the same rights it would have if it were not Trustee.  The Security Registrar and any paying agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article XV with respect to any such Senior Debt which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article VI shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

Section 1508.  Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

Section 1509.  Article XV Not to Prevent Defaults or Limit Right to Accelerate.  The failure to make a payment pursuant to the Notes, whether directly or pursuant to a Guarantee, by reason of any provision in this Article XV shall not be construed as preventing the occurrence of a Default.  Nothing in this Article XV shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Section 1510.  Trust Moneys Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article XIII by the Trustee for the payment of principal of, and premium, if any, and interest on, the Notes shall not be subordinated to the prior payment of any Senior Debt of the Partnership or any Guarantor or subject to the restrictions set forth in this Article XV, and none of the Holders thereof shall be obligated to pay over any such amount to the Partnership, any Guarantor or any holder of Senior Debt of the Partnership or any Guarantor or any other creditor of the Partnership or any Guarantor.

Section 1511.  Trustee Entitled to Rely.  Upon any payment or distribution pursuant to this Article XV, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1502 are pending, upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to such Holders or upon the Representatives for the holders of Senior Debt of the Partnership or any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of the Partnership or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Partnership or any Guarantor to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 601 and 603 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XV.

Section 1512.  Trustee to Effectuate Subordination.  Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Notes and the holders of Senior Debt of the Partnership and the Guarantors as provided in this Article XV and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 1513.  Trustee Not Fiduciary for Holders of Senior Debt.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Partnership and the Guarantors and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Notes or the Partnership or any Guarantor or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article XV or otherwise.  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

Section 1514.  Reliance by Holders of Senior Debt on Subordination Provisions.  Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Partnership or any Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

ARTICLE VIII
APPLICABILITY OF DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1                                    Applicability of Defeasance and Covenant Defeasance.  The Notes will be subject to satisfaction, defeasance and discharge pursuant to Article XIII of the Base Indenture in accordance with the provisions of such Article.

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES OF THE TRUSTEE
AND HOLDERS OF NOTES

Section 9.1                                    Amendment and Restatement of Section 501 of the Base Indenture.  For purposes of the Notes only, and not for purposes of any other Securities, Section 501 of the Base Indenture is hereby amended and restated in its entirety to read as follows:

Section 501.  Events of Default.  If any one or more of the following shall have occurred and be continuing with respect to the Notes (each of the following, an “Event of Default”):

(a)                                 failure to pay principal or any make-whole payment on the Notes when due;

(b)                                 failure to pay accrued and unpaid Interest on the Notes when due and such failure continues for 30 days (it being understood that the deferral of Interest as permitted by Article IV of the First Supplemental Indenture will not constitute an Event of Default);

(c)                                  the occurrence of a Bankruptcy Event with respect to the Partnership; or

(d)                                 any Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding, provided that the release of the Affiliate Guarantor from its Guarantee under the circumstances described in Section 6.3 of the First Supplemental Indenture will not constitute an Event of Default;

then, and in each and every case that an Event of Default described in clause (a), (b), and (d) with respect to the Notes at the time Outstanding occurs and is continuing, unless the principal of, premium, if any, and Interest on all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Partnership (and to the Trustee if given by Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium (including any make-whole payments), if any, and all accrued and unpaid Interest on all the Notes to be due and payable, and upon any such declaration the same shall become and be immediately due and payable, anything in the Notes, this Indenture or in the First Supplemental Indenture to the contrary notwithstanding.  If an Event of Default described in clause (c) occurs, then and in each and every such case, unless the principal of, premium, if any, and Interest on all the Notes shall have become due and payable, the principal of, premium (including any make-whole payments), if any, and all accrued and unpaid Interest on all the Notes then Outstanding hereunder shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, anything in the Notes, this Indenture or in the First Supplemental Indenture to the contrary notwithstanding.

The Holders of a majority in aggregate principal amount of the Notes then Outstanding by written notice to the Trustee may rescind an acceleration and annul its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction already rendered and if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of principal, premium, if any, or accrued and unpaid Interest that has become due solely because of such acceleration.  Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies, and powers of the parties hereto shall continue as though no such proceeding had been taken.

Section 9.2                                    Amendment and Restatement of Section 502 of the Base Indenture.  For purposes of the Notes only, and not for purposes of any other Securities, Section 502 of the Base Indenture is hereby amended and restated in its entirety to read as follows:

Section 502.  [Intentionally Omitted]

Section 9.3            Amendment and Restatement of Section 602 of the Base Indenture.  For purposes of the Notes only, and not for purposes of any other Securities, Section 602 of the Base Indenture is hereby amended and restated in its entirety to read as follows:

Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders of the Notes, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or any premium or interest on any Note or in the payment of any sinking fund installment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Notes.

Section 9.4            Amendment of Sections 607, 1302 and 1303 of the Base Indenture.  For purposes of the Notes only, and not for purposes of any other Securities, Sections 607, 1302 and 1303 of the Base Indenture are each hereby amended by replacing the phrase “Section 501(5) or Section 501(6)” therein with “Section 501(c)”.

ARTICLE X
MISCELLANEOUS

Section 10.1          Ratification of Base Indenture.  The Base Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this First Supplemental Indenture apply solely with respect to the Notes.

Section 10.2          Liability of General Partner.  The General Partner and its directors, officers, employees and stockholders (in their capacities as such) shall not have any liability for the Partnership’s obligations under the Notes or the Indenture.  In addition, NuStar GP, LLC, the general partner of the Parent Guarantor’s general partner, and the directors, officers, employees and members of NuStar GP, LLC shall not have any liability for the Parent Guarantor’s or the Affiliate Guarantor’s obligations as a Guarantor under the Notes or the Indenture or the Partnership’s obligations under the Notes or the Indenture, and NuStar Pipeline Company, LLC, the general partner of the Affiliate Guarantor, and the directors, officers, employees and members of NuStar Pipeline Company, LLC shall not have any liability for the Affiliate Guarantor’s obligations as a Guarantor under the Notes or the Indenture.  By accepting a Note, each Holder of Notes waives and releases all liability described in this Section 10.2.

Section 10.3          Separateness.  Each Holder of Notes by its acceptance thereof acknowledges (a) that such Holder has acquired Notes in reliance upon the separateness of the Partnership, the General Partner and each Guarantor from one another and from any other Persons, including any Affiliates thereof, (b) that the Partnership, the General Partner and each Guarantor have assets and liabilities that are separate from those of one another and from those of other persons, including any Affiliates thereof, (c) that the Notes and other obligations owing under the Notes have not been guaranteed by any Person, other than the Guarantors and only to the extent explicitly set forth herein, and (d) that, except as other Persons may expressly assume or guarantee any of the Notes or obligations thereunder, the Holders of the Notes shall look solely to the Partnership and the Guarantors and their respective property and assets for the payment of any amounts payable pursuant to the Notes and for satisfaction of any obligations owing to the Holders of the Notes.

Section 10.4          Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Partnership and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 10.5          Governing Law.  This First Supplemental Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

Section 10.6          Severability.  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 10.7          Treatment of the Notes.  By its acceptance of the Notes, each Holder and beneficial owner of the Notes agrees to treat the Notes as indebtedness for all United States federal, state and local tax purposes.

Section 10.8          Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.9          Withholding.  Notwithstanding any other provision of the Indenture or this First Supplemental Indenture to the contrary, each Holder and beneficial owner of the Notes hereby authorizes the Partnership, if required by the Internal Revenue Code of 1986, as amended, or by any other applicable legal requirement, to withhold any required amount from the amounts payable by the Partnership hereunder to any Holder and/or beneficial owner of the Notes for payment to the appropriate taxing authority.  Any amount so withheld from such Person will be treated as a payment by the Partnership to such Person, except as otherwise provided below.  Each such Person agrees to file timely any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Partnership.  If the amount required to be withheld with respect to such Person exceeds the amount payable to such Person, such excess will be treated as a demand loan to such Person, payable within 10 days after such time that the Partnership makes payment to the appropriate taxing authority and demand is made on such Person to pay same.

Section 10.10                                              Waiver of Jury Trial.

EACH OF THE PARTNERSHIP, THE PARENT GUARANTOR, THE AFFILIATE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and as of the day and year first above written.

NUSTAR LOGISTICS, L.P.

By:	NuStar GP, Inc.,
its general partner

By:	/s/ Steven A. Blank
Name: Steven A. Blank
Title: Executive Vice President, Chief Financial Officer and Treasurer

NUSTAR ENERGY L.P.

By:	Riverwalk Logistics, L.P.,
its general partner

	By:	NuStar GP, LLC,
its general partner

	By:	/s/ Steven A. Blank
Name: Steven A. Blank
Title: Executive Vice President, Chief Financial Officer and Treasurer

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.

By:	NuStar Pipeline Company, LLC,
its general partner

	By:	/s/ Steven A. Blank
Name: Steven A. Blank
Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to First Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

Signature Page to First Supplemental Indenture

EXHIBIT A

FORM OF NOTE

(FORM OF FACE OF NOTE)

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NUSTAR LOGISTICS, L.P.

7.625% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2043

No.	U.S. $

CUSIP No. 67059T 204

NUSTAR LOGISTICS, L.P., a Delaware limited partnership (herein called the “Partnership,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to                              or its registered assigns, the principal sum of                             United States dollars ($                ), [or such greater or lesser principal sum as is shown on the attached Schedule of Exchanges of Interests in Global Securities] * on January 15, 2043 in such coin and currency of the United States of America as at the time of

*              To be included in a Book-Entry Note.

payment shall be legal tender for the payment of public and private debts, and to pay interest as provided below.

From January 22, 2013 to, but not including, January 15, 2018 (or, if earlier, until the principal thereof is paid) (the “Fixed Rate Period”), the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Deferred Interest or overdue installment of Interest hereon will bear interest at the per annum rate of 7.625% payable (subject to the provisions of the Indenture more fully described on the reverse hereof that permit the Partnership to elect to defer payments of Interest) quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2013, compounded quarterly through the end of the Fixed Rate Period.  From January 15, 2018 to, but not including, the maturity date hereof (or, if earlier, until the principal thereof is paid) (the “Floating Rate Period”), the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Deferred Interest or overdue installment of Interest hereon will bear interest during each Floating Rate Quarterly Interest Period at the annual rate equal to the sum of the Three-Month LIBOR Rate for such Floating Rate Quarterly Interest Period, calculated pursuant to the Indenture, plus 6.734% (such sum, the “Floating Rate”), payable (subject to the provisions of the Indenture more fully described on the reverse hereof that permit the Partnership to elect to defer payments of Interest) quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2018, compounded quarterly at the Floating Rate prevailing from time to time through the end of the Floating Rate Period.  Payments of Interest shall be made to the person in whose name this Note is registered at the close of business on the record date for such Interest Payment Date, which shall be the January 1, April 1, July 1 or October 1 immediately preceding each Interest Payment Date (each, a “Regular Record Date”).  Additional Notes for original issue may be issued from time to time after the date hereof in such principal amounts as may be specified in a Partnership Order for the authentication and delivery thereof pursuant to Section 303 of the Indenture; such additional Notes will accrue interest only from the most recent Interest Payment Date to which interest has been paid or duly provided for prior to the date of issuance of such additional Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The statements in the legends set forth in this Note are an integral part of the terms of this Note and by acceptance hereof the Holder of this Note agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

The Notes are a series of Securities designated as the 7.625% Fixed-to-Floating Rate Subordinated Notes due 2043 of the Partnership and are issued under and governed by the Indenture dated as of January 22, 2013 (as the same may be amended from time to time, the “Base Indenture”), duly executed and delivered by the Partnership, as issuer, and NuStar Energy L.P., as guarantor (the “Parent Guarantor”), to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of January 22, 2013, duly executed by the Partnership, the Parent Guarantor and NuStar Pipeline Operating Partnership L.P. (the “Affiliate Guarantor” and, together with the Parent Guarantor, the “Guarantors,” and each, a “Guarantor”) and the Trustee (the “First Supplemental Indenture,”

and together with the Base Indenture, as the same may be amended or supplemented from time to time, the “Indenture”).  The terms of the Indenture are incorporated herein by reference.  Any term defined in the Indenture has the same meaning when used herein.

This Note shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed by its sole General Partner.

Dated:                             , 20

NUSTAR LOGISTICS, L.P.

By:	NuStar GP, Inc.,
its general partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated:

[REVERSE OF NOTE]

NUSTAR LOGISTICS, L.P.

7.625% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2043

The Notes are one of a duly authorized issue of Securities of the Partnership issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Partnership, the Guarantors and the Holders of the Securities.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture.  The Notes are of a series designated as the 7.625% Fixed-to-Floating Rate Subordinated Notes due 2043 of the Partnership (the “Notes”).

1.             Interest.

During the Fixed Rate Period, the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Deferred Interest or overdue installment of Interest hereon will bear interest at the per annum rate of 7.625% payable (subject to the provisions of the Indenture relating to Interest deferrals more fully described below) quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2013, compounded quarterly through the end of the Fixed Rate Period.  During the Floating Rate Period, the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Deferred Interest or overdue installment of Interest hereon will bear interest during each Floating Rate Quarterly Interest Period at the applicable Floating Rate for such Floating Rate Quarterly Interest Period calculated pursuant to the Indenture, payable (subject to the provisions of the Indenture relating to Interest deferrals more fully described below) quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2018, compounded quarterly at the Floating Rate prevailing from time to time through the end of the Floating Rate Period.

The amount of Interest payable on any Fixed Rate Quarterly Interest Payment Date will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that the amount of Interest payable for any period during the Fixed Rate Period that is shorter than a full Fixed Rate Quarterly Interest Period will be computed on the basis of the actual number of days elapsed during such period, using 30-day months.  The amount of any Interest payable on any Floating Rate Quarterly Interest Payment Date will be computed on the basis of a 360-day year and the actual number of days elapsed during the applicable Floating Rate Period.  In the event that any date on which Interest is payable on this Note is not a Business Day, then a payment of the Interest payable on such date will, subject to certain exceptions described in the First Supplemental Indenture, be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

2.             Optional Deferral of Interest.

Subject to the terms of the Indenture, the Partnership shall have the right, at any time and from time to time during the term of the Notes, to elect to defer payment of all or any portion of any Current Interest and/or Deferred Interest otherwise due on the Notes on any Interest Payment Date.  No Interest on the Notes shall be due and payable on any Interest Payment Date during an Optional Deferral Period; however, Interest shall accrue on the Notes during such period in accordance with the First Supplemental Indenture.

3.             Method of Payment.

The Partnership shall pay interest on the Notes (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date.  The Partnership shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.  Payments in respect of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary.  Payments in respect of Notes in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Partnership maintained for such purpose, which initially will be the Corporate Trust Office, or, at the option of the Partnership, payment of interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the Security Register of Holders or at the option of the Holder, payment of interest on Notes in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the paying agent.  The Holder must surrender these Notes to a paying agent to collect payment of principal.

4.             Paying Agent and Security Registrar.

Initially, Wells Fargo Bank, National Association will act as paying agent and Security Registrar.  The Partnership may change any paying agent or Security Registrar at any time upon notice to the Trustee and the Holders.  The Partnership may act as paying agent.

5.             Indenture.

The Notes are one of a duly authorized issue of Securities of the Partnership issued and to be issued in one or more series under the Indenture.

The terms of the Notes include those stated in the Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Base Indenture, and those terms stated in the First Supplemental Indenture.  The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture, the First Supplemental Indenture and the TIA for a statement of them.  The Notes are subordinated obligations of the Partnership and are not secured by any of the assets of the Partnership.

6.             Denominations; Transfer; Exchange.

The Notes are to be issued in registered form, without coupons, in denominations of $25 and integral multiples of $25 in excess thereof.  A Holder may register the transfer of, or exchange, Notes in accordance with the Indenture.  The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.             Person Deemed Owners.

The registered Holder of a Note may be treated as the owner of it for all purposes.

8.             Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes.  Without consent of any Holder of Notes, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity, to correct any inconsistency, or to make any other change that does not adversely affect the rights of any Holder of Notes in any material respect.  Any such consent or waiver by the Holder of these Notes (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of these Notes and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon these Notes or such other Notes.

9.             Defaults and Remedies.

Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the Notes, together with premium, if any, and Interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default.  If any other Event of Default with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding may declare the principal amount of all the Notes, together with premium, if any, and Interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture.  Notwithstanding the preceding sentence, at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction already rendered and if all Events of Default with respect to the Notes, other than the nonpayment of the principal, premium, if any, or Interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived.  No such rescission shall affect any subsequent default or shall impair any right consequent thereon.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then Outstanding may direct the Trustee in its exercise of any trust or power.

10.          Trustee Dealings with Partnership.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates or any subsidiary of the Partnership’s Affiliates, and may otherwise deal with the Partnership or its Affiliates as if it were not the Trustee.

11.          Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

12.          Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of Notes or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

13.          CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Partnership has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such number as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

14.          Absolute Obligation.

No reference herein to the Indenture and no provision of the Notes or the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on these Notes in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

15.          No Recourse.

The General Partner and its directors, officers, employees and stockholders (in their capacities as such) shall not have any liability for the Partnership’s obligations under the Notes or the Indenture.  In addition, NuStar GP, LLC, the general partner of the Parent Guarantor’s general partner, and the directors, officers, employees and members of NuStar GP, LLC shall not have any liability for the Parent Guarantor’s or the Affiliate Guarantor’s obligations as a Guarantor under the Notes or the Indenture, and NuStar Pipeline Company, LLC, the general partner of the Affiliate Guarantor, and the directors, officers, employees and members of NuStar Pipeline Company, LLC shall not have any liability for the Affiliate Guarantor’s obligations as a Guarantor under the Notes or the Indenture.  By accepting a Note, each Holder of Notes waives and releases all liability described in this paragraph 15.

16.          Ranking.

The Notes rank subordinate in rank and priority of payment to all of the Partnership’s Senior Debt as more fully provided in Article XV of the Base Indenture and Article VII of the First Supplemental Indenture.

17.          Optional Redemption.

The Notes are subject to redemption prior to maturity at the redemption prices and in the manner provided in the Indenture.

18.          Governing Law.

The Notes shall be construed in accordance with and governed by the laws of the State of New York.

19.          Guarantee.

Subject to Article XIV of the Base Indenture and Articles VI and VII of the First Supplemental Indenture, the Notes are fully and unconditionally guaranteed on an unsecured basis by the Guarantors.  Each Guarantor’s obligations under its Guarantee rank subordinate in rank and priority of payment to all of such Guarantor’s Senior Debt.

20.          Reliance.

The Holder, by accepting this Note, acknowledges (a) that such Holder has acquired this Note in reliance upon the separateness of the Partnership, the General Partner and each Guarantor from one another and from any other Persons, including any Affiliates thereof, (b) that the Partnership, the General Partner and each Guarantor have assets and liabilities that are separate from those of one another and from those of other persons, including any Affiliates thereof, (c) that the Notes and other obligations owing under the Notes have not been guaranteed by any Person, other than the Guarantors and only to the extent explicitly set forth herein, and (d) that, except as other Persons may expressly assume or guarantee any of the Notes or obligations thereunder, the Holder shall look solely to the Partnership and the Guarantors and their respective property and assets for the payment of any amounts payable pursuant to the Notes and for satisfaction of any obligations owing to the Holder.

NOTATION OF GUARANTEE

Subject to Article XIV of the Base Indenture and Articles VI and VII of the First Supplemental Indenture, each Guarantor (which term includes any successor Persons in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable (subject to the right of the Partnership to defer Interest payments on the terms and conditions set forth in Section 4.1 of the First Supplemental Indenture) under the Indenture by the Partnership.  Each Guarantor’s obligations under such guarantee rank subordinate in rank and priority of payment to all of such Guarantor’s Senior Debt and constitute a Guarantee of Securities for all purposes under the Indenture.

The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article XIV of the Base Indenture, and are subject to the provisions of Article XIV of the Base Indenture and Section 6.2 of the First Supplemental Indenture, and reference is hereby made to such documents for the precise terms of such Guarantor’s Guarantee.

NUSTAR ENERGY L.P.

By:	Riverwalk Logistics, L.P.,
its general partner

	By:	NuStar GP, LLC,
its general partner

By:
Name:
Title:

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.

By:	NuStar Pipeline Company, LLC,
its general partner

By:
Name:
Title:

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	(Cust.)

TEN ENT -	as tenants by entireties	Custodian for:	(Minor)

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act of	(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or type name and address including postal zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                                    to transfer said Security on the books of the Partnership, with full power of substitution in the premises.

Dated

Registered Holder

SCHEDULE OF EXCHANGES OF INTERESTS
IN GLOBAL SECURITIES*

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depository

*                 To be included in a Book-Entry Note.